UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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CABOT OIL & GAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 19, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Thursday, April 29, 2004, at 8:30 a.m., local time, in the First Floor Auditorium of our corporate headquarters, 1200 Enclave Parkway, Houston, Texas.

The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information on each nominee and each director continuing in office. Directors and officers of the Company will be present at the meeting to respond to your questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.

Sincerely,

DAN O. DINGES
Chairman, President and Chief Executive Officer

CABOT OIL & GAS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 29, 2004

The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters, First Floor Auditorium, 1200 Enclave Parkway, Houston, Texas 77077, on Thursday, April 29, 2004, at 8:30 a.m., for the following purposes:

I.	To elect two persons to the Board of Directors of the Company.

II.	To approve the 2004 Incentive Plan.

III.	To ratify the appointment of the firm of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for its 2004 fiscal year.

IV.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of the Common Stock at the close of business on March 11, 2004 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

•	vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may vote in person if you attend the Annual Meeting.

Please exercise your right to vote at your earliest convenient time.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY
Vice President and Corporate Secretary

Houston, Texas

March 19, 2004

CABOT OIL & GAS CORPORATION

1200 Enclave Parkway

Houston, Texas 77077

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held April 29, 2004

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) of proxies for use at its 2004 Annual Meeting of Stockholders, to be held at the Company’s corporate headquarters, 1200 Enclave Parkway, Houston, Texas, on Thursday, April 29, 2004, at 8:30 a.m., or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted FOR the election of the candidates named herein and FOR Proposals II and III and in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

Only holders of record of the Company’s Common Stock, par value $.10 per share (“Common Stock”), as of the close of business on March 11, 2004, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 32,461,878 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to shareholders on or about March 19, 2004.

In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Because the vote required for approval of Proposals II and III is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not generally affect the outcome of the voting on the proposal. Because New York Stock Exchange rules require the total votes cast on Proposal II to constitute a majority of the outstanding Common Stock in order for Proposal II to be approved, broker non-votes could prevent the adoption of Proposal II if they were to result in less than a majority of the outstanding Common Stock being voted on the proposal.

PROPOSAL I.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors serving staggered three-year terms. Robert F. Bailey and John G. L. Cabot have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2007 and until his successor shall have been elected and shall have qualified. Messrs. Bailey and Cabot are currently directors of the Company. In March 2003, Mr. C. Wayne Nance resigned from the Board of Directors and in September 2003 he was re-elected to the Board of Directors by the Board of Directors.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of Messrs. Bailey and Cabot for terms of three years. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. BAILEY AND CABOT TO THE BOARD OF DIRECTORS.

Certain Information Regarding Nominees and Directors

Set forth below, as of March 1, 2004, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships currently held. Mr. Dinges, Chairman, President and Chief Executive Officer, is the only employee or former employee of the Company on the Board of Directors.

[GRAPHIC APPEARS HERE]

Robert F. Bailey

Age: 71

Director Since: 1994

Committee Membership: Safety and Environmental Affairs (Chairman), Audit

Term of Office Expires: 2004 (Nominee for Director)

Business Experience:

B&J Exodus, Ltd. (private investment partnership) - 2002 to present

TransRepublic Resources, Inc. (oil and gas production)

President and Chief Executive Officer - 1992 to 2002

[GRAPHIC APPEARS HERE]

John G.L. Cabot

Age: 69

Director Since: 1989

Committee Memberships: Audit (Chairman), Compensation, Executive

Term of Office Expires: 2004 (Nominee for Director)

Business Experience:

Retired September 1995

Cabot Corporation

Chief Financial Officer - October 1992 to September 1995

Vice Chairman of the Board - October 1988 to September 1995

Other Directorships:

Cabot Corporation

Eaton Vance Corp.

[GRAPHIC APPEARS HERE]

Dan O. Dinges

Age: 50

Director Since: 2001

Committee Memberships: Executive

Position: Chairman, President and Chief Executive Officer

Term of Office Expires: 2005

Business Experience:

Cabot Oil & Gas Corporation

Chairman, President and Chief Executive Officer - May 2002 to present

President and Chief Operating Officer - September 2001 to May 2002

Samedan Oil Corporation (a subsidiary of Noble Affiliates, Inc.)

Senior Vice President and Division General Manager, Offshore Division - 1998 to September 2001

Vice President and Division General Manager, Offshore Division - 1989 to 1998

Division General Manager, Offshore Division - 1986 to 1989

Division Landman, Offshore Division 1981 to 1986

Mobil Oil Corporation

Land Supervisor - 1978 to 1981

Other Directorships:

Domestic Petroleum Council

Boy Scouts of America - Sam Houston Area Council

[GRAPHIC APPEARS HERE]

James G. Floyd

Age: 67

Director Since: 2001

Committee Memberships: Corporate Governance and Nominations (Chairman), Compensation, Safety and Environmental Affairs

Term of Office Expires: 2006

Business Experience:

Retired April 1, 2001

The Houston Exploration Company

President, Chief Executive Officer and Director - January 1986 to April 2001

Seagull Energy Corporation

Director of Seagull Energy Corporation and President of subsidiary Seagull Exploration & Production, Inc. - 1981 to 1986

[GRAPHIC APPEARS HERE]

Robert Kelley

Age: 58

Director Since: 2003

Committee Memberships: Audit, Compensation

Business Experience:

Kellco Investments, Inc. (private investment company)

President - May 2001 to present

Noble Affiliates, Inc.

Chairman of the Board - 1992 to May 2001

President and Chief Executive Officer - 1986 to October 2000

Other Directorships:

OGE Energy Corporation

Lone Star Technologies, Inc.

[GRAPHIC APPEARS HERE]

C. Wayne Nance

Age: 72

Director Since: 1992 to March 2003 and September 2003 to present Committee Memberships: Corporate Governance and Nominations, Executive

Term of Office Expires: 2005

Business Experience:

C. Wayne Nance & Associates, Inc. (consulting and investments)

President - July 1989 to present

The Mitchell Group (equity investment advising)

Senior Vice President - July 1989 to present

[GRAPHIC APPEARS HERE]

P. Dexter Peacock

Age: 62

Director Since: 1998

Committee Memberships: Executive (Chairman), Audit, Corporate Governance and Nominations

Term of Office Expires: 2006

Business Experience:

Andrews Kurth L.L.P., Houston, Texas

Of Counsel - 1998 to present

Partner - 1975 to 1997

Managing Partner - 1986 to 1991

[GRAPHIC APPEARS HERE]

William P. Vititoe

Age: 65

Director Since: 1994

Committee Memberships: Compensation (Chairman), Corporate Governance and Nominations, Safety and Environmental Affairs

Term of Office Expires: 2005

Business Experience:

Retired May 1998

Consultant to Puget Sound Energy, Inc. - February 1997 to May 1998

Washington Energy Company

Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997

ANR Pipeline Company

President and Chief Executive Officer - October 1990 to December 1993

Other Directorships:

Comerica Inc.

Amerisure Inc.

Midwest Independent System Operator, Inc.

Aegis Technologies

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under by the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the audit committee, compensation committee and corporate governance and nominations committee are required to be independent.

As contemplated by NYSE listing standards, the board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standard are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The board, however, considers all material relationships with each director and all facts and circumstances it deems relevant in making its independence determinations. A relationship falls within the categorical standard if it:

•	Is a type of relationship addressed in Section 303A 2 (b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence;

•	Is a type of relationship or transaction addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure; or

•	Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

The Board of Directors has determined that each director’s relationship with the Company, with the exception of Mr. Dinges, Chief Executive Officer, falls within the categorical standard and that all directors, with the exception of Mr. Dinges, are independent. Further, the Board of Directors has determined that all members of the audit committee, compensation committee and corporate governance and nominations committee are independent.

Corporate Governance Guidelines

In 2003, the Board of Directors adopted the Cabot Oil & Gas Corporation Corporate Governance Guidelines. These guidelines outline the functions and responsibilities of the board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed from time to time in response to changing regulatory requirements and best practices and are revised accordingly. The full text of the Corporate Governance Guidelines can be found on the Company’s website at www.cabotog.com under the “Corporate Governance” section and a copy will be provided, without charge, to any shareholder upon request.

Code of Business Conduct

All employees, officers and directors are required to comply with the Company’s long-standing Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct including, conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees, officers and directors annually are required to reply to a Code of Conduct Questionnaire, which is designed to elicit information related to any known or possible violation of the Code. The full text of the Code of Business Conduct can be found on the Company’s website at www.cabotog.com under the “Corporate Governance” section and a copy will be provided, without charge, to any shareholder upon request.

Executive Sessions of the Board of Directors

The Board of Directors holds an executive session of the non-management directors during each of its regularly scheduled meetings. The executive sessions are presided over by each director, on a rotating basis, in alphabetical order.

Communications between Shareholders and the Board of Directors

The Company’s Board of Directors has a process for shareholders to send communications to the board. That process can be found in Item 9 of the Company’s Corporate Governance Guidelines found at the Company’s website at www.cabotog.com. Communications should be sent as follows:

Vice President and Corporate Secretary

Corporate Legal Department

1200 Enclave Parkway

Houston, Texas 77077-1607

(281)589-4891

(281)589-4808 (fax)

(Outside the U.S. or U.S. long distance-call collect)

lisa.machesney@cabotog.com (email)

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

Annual Meeting Attendance

The Company’s policy is that it expects all members of the Board of Directors to attend the Company’s annual meetings. In 2003, all members of the board attended the annual meeting.

Board of Directors and Committee Meeting Attendance

The board of director’s held four meetings during 2003. All directors attended 100% of the meetings of the Board of Directors and of the committees held while they were members during 2003.

Director Compensation

During 2003 directors who are not employees of the Company received an annual fee of $50,000 ($53,000 for committee chairmen), payable quarterly, for their services on the Company’s Board of Directors and its committees. With the exception of the executive committee members, directors are further compensated $500 for telephonic special meetings of the Board of Directors or its committees, $1,000 for in-person special meetings of the Board of Directors or its committees and $1,000 for attendance at business meetings when requested by the Chairman of the Board of Directors. Members of the executive committee are compensated $1,000 per meeting.

Non-employee directors currently receive nondiscretionary automatic grants of non-qualified options to purchase 10,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under the Second Amended and Restated 1994 Non-employee Director Stock Option Plan. In addition, non-employee directors currently receive a nondiscretionary automatic grant of a non-qualified option to purchase an additional 5,000 shares of Common Stock at each annual meeting of stockholders under the Second Amended and Restated 1994 Non-employee Director Stock Option Plan. Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending all Board and committee meetings. (See Proposal II regarding the 2004 Incentive Plan.)

Director Mandatory Retirement

It is the policy of the Board of Directors that directors of the Company retire at the Annual Meeting following a director’s 73rd birthday.

Information on Standing Committees of the Board of Directors

The Board of Directors has five standing committees: the corporate governance and nominations committee, the audit committee, the compensation committee, the safety and environmental affairs committee and the executive committee. Membership on each committee during 2003 is as discussed below. All standing committees, with the exception of the executive committee, are composed entirely of non-employee and independent directors.

Corporate Governance and Nominations Committee - The corporate governance and nominations committee (the “CGN committee”) is composed of four members: Messrs. Floyd (Chairman), Nance, Peacock and Vititoe. During 2003, the CGN committee held five meetings. Each member of the CGN committee satisfies the independence requirements of the NYSE listing standards. The CGN committee charter is available to shareholders on the Company’s website at www.cabotog.com and a copy will be provided, without charge, to any shareholder upon request.

The CGN committee will consider director candidates recommended by shareholders. Under its charter, the CGN committee seeks out and evaluates qualified candidates to serve as board members as necessary to fill vacancies or the additional needs of the board, and consider candidates recommended by shareholders and management of the Company. Any stockholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the CGN committee, including the proposed nominee’s qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077.

The CGN committee seeks to select candidates who have personal and professional integrity, who have demonstrated ability and judgment and who shall be effective, in conjunction with the other nominees and board members in collectively serving the long-term interests of the shareholders.

The CGN committee generally identifies nominees through recommendations made by incumbent directors. A resume is reviewed and if merited, an interview follows. A qualified candidate identified by a shareholder follows the same committee process. There are no differences in the manner in which the CGN committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or recommended by the incumbent directors.

Audit Committee – The audit committee is composed of four members: Messrs. Cabot (Chairman), Bailey, Kelley and Peacock. During 2003, the audit committee held four meetings. Each member of the audit committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Messrs. Cabot and Kelley meet the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. The audit committee charter, adopted in December 2003 is attached to this proxy statement as Appendix A and is available to shareholders on the Company’s website at www.cabotog.com.

The function of the audit committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent auditors and the performance of the Company’s internal audit function.

It is the policy of the audit committee to pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(l)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The audit committee has delegated to any member of the audit committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full audit committee at its next scheduled meeting.

Compensation Committee – The compensation committee is composed of four members: Messrs. Vititoe (Chairman), Cabot, Floyd and Kelley. During 2003, the compensation committee held two meetings. Each member of the compensation committee satisfies the independence requirements of the NYSE listing standards. The compensation committee charter is available to shareholders on the Company’s website at www.cabotog.com and a copy will be provided, without charge, to any shareholder upon request.

The function of the compensation committee is to recommend to the Board of Directors the annual compensation of the Chief Executive Officer, to provide counsel and oversight of the annual compensation of the other officers of the Company, to review the annual compensation of the directors, to oversee and make recommendations to the Board of Directors with respect to incentive compensation plans and equity based plans and other executive benefit plans, and to provide guidance in the area of employee benefits.

Safety and Environmental Affairs Committee – The safety and environmental affairs committee is composed of three members: Messrs. Bailey (Chairman), Floyd and Vititoe. During 2003, the safety and environmental affairs committee held two meetings. Each member of the safety and environmental affairs committee satisfies the independence requirements of the NYSE listing standards.

The function of the safety and environmental affairs committee is to review the Company’s safety and environmental management programs and evaluate major hazard analyses. From time to time, it also reviews the nature of and extent of Company spending for safety and environmental compliance and consults with outside and internal advisors regarding the management of the Company’s safety and environmental programs.

Executive Committee – The executive committee is composed of four members: Messrs. Peacock (Chairman), Cabot, Dinges and Nance. During 2003, the executive committee held one meeting.

The function of the executive committee is to exercise all power and authority of the Board of Directors, except as limited by the Company’s by-laws or applicable law.

PROPOSAL II.

2004 INCENTIVE PLAN

APPROVAL OF 2004 INCENTIVE PLAN

On February 17, 2004 the Board of Directors approved, subject to stockholder approval, the Cabot Oil & Gas Corporation 2004 Incentive Plan (the “2004 plan”). The Board has elected to propose this new incentive compensation plan at this time in order to:

•	present stockholders with the opportunity to assess and approve incentive compensation provided by the Company;

•	enable certain compensation agreements to meet the requirements of Section 162(m) of the Internal Revenue Code necessary for the deductibility of certain performance-based compensation; and

•	authorize additional shares for issuance pursuant to the Company’s equity incentive compensation strategy, since as of March 1, 2004, only 220,115 shares remain available for awards under the Company’s existing equity compensation plans.

The 2004 plan is intended to strengthen the Company’s ability to attract and retain talented employees, consultants, and directors and to reward them for making contributions to the success of the Company. The 2004 plan should also align the interests of the Company’s employees, consultants, and directors to the interests of stockholders.

If stockholders approve the 2004 plan, then no additional awards will be granted under the Company’s existing equity compensation plans (the Cabot Oil & Gas Corporation Second Amended and Restated 1994 Long-Term Incentive Plan and Second Amended and Restated 1994 Nonemployee Director Stock Option Plan) from and after the date of the stockholder meeting. Any previously granted awards that are outstanding under the existing equity plans will remain outstanding in accordance with their terms.

The 2004 plan is intended to provide a means to pay annual incentive compensation as well as long-term equity incentive compensation to our employees, consultants, and directors. The Company expects that the types of awards that will be used for officers under the 2004 plan will initially be primarily performance shares and restricted stock. See “2004 Performance Share Grants” below.

The 2004 plan will provide automatic stock option awards to new nonemployee directors, as well as discretionary awards to nonemployee directors as described below under “Description of 2004 Plan—Nonemployee Director Awards.”

Description of the 2004 Plan

The following is a summary of the material terms of the 2004 plan and is qualified in its entirety by reference to the complete text of the 2004 plan, which is attached to this proxy statement as Appendix B.

Eligibility. Employees and consultants of the Company and its subsidiaries are eligible to be considered for awards under the 2004 plan. All nonemployee directors are also eligible to be considered for awards under the 2004 plan. We currently have approximately 350 employees and seven nonemployee directors.

Shares Available for Awards. Up to 1,700,000 shares of Common Stock may be issued under the 2004 plan, together with the shares reserved but not subject to outstanding awards under the Company’s existing equity compensation plans (220,115 additional shares as of March 1, 2004). No more than 600,000 of these shares may be used for stock awards that are not subject to the achievement of performance based goals, and no more than 1,000,000 of the shares may be issued pursuant to incentive stock options. Shares of Common Stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by the Company. The closing price per share of the Common Stock on March 11, 2004 as reported on the NYSE composite transaction reporting system was $29.75.

Shares subject to awards under the 2004 plan or the Company’s existing equity compensation plans that are forfeited, terminated, expire unexercised, settled in cash, withheld to satisfy tax obligations or otherwise lapse will become available for awards under the 2004 plan. In addition, shares tendered to satisfy the purchase price of an award or satisfy tax withholding obligations under the 2004 plan or the Company’s existing equity compensation plans will become available for awards under the 2004 plan. Shares delivered in settlement, assumption, or substitution of awards granted by another entity as a result of an acquisition or under an acquired entity’s plan will not reduce the number of shares available under the 2004 plan to the extent allowed under the rules of the New York Stock Exchange.

The Board of Directors may make appropriate adjustments in the number of shares available under the 2004 plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders (including cash dividends that the Board of Directors determines are not in ordinary course of business but excluding normal cash dividends) or other similar event.

Administration. The compensation committee has initially been designated by the Board of Directors to administer all employee and consultant awards under the 2004 plan. The compensation committee has the discretion to determine the employees and consultants who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the 2004 plan. In addition, the compensation committee has full and final authority to interpret the 2004 plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2004 plan.

Subject to certain restrictions contained in the 2004 plan, the compensation committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to by, the recipient of the award.

The Board of Directors will administer all director awards under the 2004 plan and will have the same powers, duties, and authority with respect to director awards as the compensation committee retains with respect to employee awards.

To the extent allowed by applicable law, the Board of Directors or the compensation committee may delegate to another subcommittee of the board of directors or to our chief executive officer or another senior officer the authority to grant awards out of a specified pool of cash or shares under the 2004 plan. The Board of Directors or the compensation committee may also delegate to our chief executive officer and other executive officers its administrative duties under the 2004 plan (excluding its granting authority).

Employee Awards. At the discretion of the compensation committee, employees may be granted awards under the 2004 plan in the form of stock options, stock appreciation rights, stock awards, cash awards or performance awards. Such awards may be granted singly, in combination, or in tandem.

Stock Options. The 2004 plan provides for the granting to employees of incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, and non-qualified stock options.

A stock option is a right to purchase a specified number of shares of Common Stock at a specified grant price. All stock options granted under the 2004 plan must have an exercise price per share that is not less than the fair market value (as defined in the 2004 plan) of the Common Stock on the date of grant (and must also be greater than the par value of the Common Stock). All stock options granted under the 2004 plan must have a term of no more than ten years. The grant price, number of shares, terms and conditions of exercise, whether a stock option is intended to qualify as an incentive stock option under the Internal Revenue Code, and other terms of a stock option grant will be fixed by the compensation committee as of the grant date. However, stock options may not include provisions that “reload” the option upon exercise, and, without stockholder approval, stock options may not be repriced, including by means of a substitute award.

The exercise price of any stock option must be paid in full at or before the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the compensation committee and elected by the participant, by means of tendering (either by actual delivery or by attestation) previously owned shares of Common Stock or shares issued pursuant to an award under the 2004 plan or another equity compensation plan.

Stock Appreciation Rights. The 2004 plan also provides for the granting of stock appreciation rights, or SARs, to employees. A SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of the Common Stock over a specified grant price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of Common Stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. All stock appreciation rights granted under the 2004 plan must have a grant price per share that is not less than the fair market value (as defined in the 2004 plan) of a share of Common Stock on the date of grant and a term of no more than ten years. Stock appreciation rights may not include provisions that “reload” the stock appreciation rights upon exercise.

Stock Awards. The 2004 plan also provides for the granting of stock awards, restricted stock and stock units to employees that consist of grants of Common Stock or units denominated in Common Stock. The terms, conditions and limitations applicable to any stock award will be decided by the compensation committee. At the discretion of the compensation committee, the terms of a stock award may include rights to receive dividends or dividend equivalents.

Cash Awards. The 2004 plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2004 plan will be determined by the compensation committee.

Performance Awards. At the discretion of the compensation committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award will be decided by the compensation committee.

At the discretion of the compensation committee, certain awards under the 2004 plan will be intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The 2004 plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation.

In making qualified awards, the compensation committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more business units or geographic regions of the Company, or to the Company as a whole: revenue, net income, stock price, market share, earnings per share, other earnings measures, return on equity, return on assets, costs, shareholder value, EBIT, EBITDA, funds from operations, cash flow, cash from operations, net cash flow, net cash flow before financing activities, other cash flow measures, total shareholder return, return on capital, return on invested capital, operating income, after-tax operating income, reserve additions, proceeds from dispositions, production volumes, reserve replacement measures, finding and development costs, total market value, petroleum reserve measures and safety and environmental performance measures. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. Performance goals may also be based on performance relative to a peer group of companies.

Employee Award Limitations. Under the 2004 plan, no employee may be granted during any calendar year:

•	stock options and/or SARs covering more than 500,000 shares of Common Stock;

•	stock awards covering more than 200,000 shares of Common Stock; or

•	cash awards (including performance awards) in respect of any calendar year having a value determined on the grant date in excess of $5,000,000.

Consultant Award. The compensation committee may make any of the types of awards available under the 2004 plan to a consultant providing services to the Company or one of its subsidiaries.

Nonemployee Director Awards. Under the 2004 plan, each new nonemployee director is automatically granted an option to purchase 10,000 shares of Common Stock on the date the person first becomes a nonemployee director. The initial grant to a new director will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, will vest in one-third annual increments on each of the first three anniversaries following the date of grant, and will have a five year term. Additionally, at the discretion of the Board of Directors, nonemployee directors may be granted awards under the 2004 plan in the form of stock options or stock awards. These discretionary awards to directors may be granted singly, in combination, or in tandem. No nonemployee director may be granted discretionary awards consisting of stock options or stock awards covering or relating to more than 7,000 shares of Common Stock during any calendar year.

Deferred Payment. At the discretion of the compensation committee, amounts payable in respect of awards granted under the 2004 plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification, and Termination. The Board of Directors may amend, modify, suspend, or terminate the 2004 plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to approval by stockholders of the Company if such approval is required by law or the requirements of the exchange on which the Common Stock is listed. Furthermore, without the prior approval of stockholders of the Company, stock options issued under the 2004 plan will not be repriced.

Effective Date; Term. The 2004 plan will be effective as of the date of approval by stockholders. No awards may be made following the tenth anniversary of the date of stockholder approval.

Performance Share Grants

In February 2004, the compensation committee granted an aggregate of 104,500 shares of restricted Common Stock and 161,500 performance shares to 96 employees under the Company’s existing 1994 Long-Term Incentive Plan. The compensation committee expects to continue this compensation philosophy under the 2004 plan.

The awards of restricted stock will vest one-third on February 16, 2005 and one-third on each of the next two one-year anniversaries of February 16, 2005. If a participant is not an employee on the vesting dates, no shares of Common Stock shall be issued in respect of the participant’s restricted stock award unless otherwise determined by the compensation committee. Prior to the issuance of shares of Common Stock in respect of a restricted stock award, the participant will have no right to vote or receive dividends on such shares.

The performance shares have a three year performance period which runs from January 1, 2004 to December 31, 2006. Each performance share represents the right to receive, after the end of the performance period, from 0 to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determines the payout per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). The comparator group consists of Chesapeake Energy Corporation, EOG Resources, Inc., Forest Oil Corporation, Magnum Hunter Resources, Newfield Exploration Company, Noble Energy Corporation, Patina Oil & Gas Corporation, Pioneer Natural Resources Company, Pogo Producing Company, Southwestern Energy Company, Spinnaker Exploration Company, St. Mary Land and Exploration Company, Tom Brown, Inc., Vintage Petroleum, Inc., Westport Resources Corporation and XTO Energy Inc. If any member of the comparator group ceases to have publicly traded common stock, it will be removed from the comparator group. After the end of the performance period, the Company will issue shares of Common Stock and pay cash in respect of each performance share award based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares
1-2 (highest)	200%
3-4	167%
5-6	133%
7-8	100%
9-10	75%
11-12	50%
13-14	25%
15-17 (lowest)	0%

As noted above, in the event of a relative ranking of 1 through 6, corresponding to a percentage payout above 100%, a performance share will entitle the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period and the remaining balance of the payout percentage.

If a participant is not an employee on the last day of the performance period, no shares of Common Stock will be issued in respect of the participant’s performance share award unless otherwise determined by the compensation committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant will have no right to vote or receive dividends on the shares. In the event the Company ceases to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, the performance period will be terminated effective upon the date of such cessation.

The performance shares are intended to constitute “qualified performance based compensation” as defined under Section 162(m) of the Internal Revenue Code, with the effect that the deduction disallowance of Section 162(m) should not be applicable to compensation paid to covered employees under the performance share provisions.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the 2004 plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Stock Options and SARs. Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding) in an amount equal to the excess of: the fair market value on the date of exercise of the Common Stock received (plus the amount of any cash received) over the exercise price paid upon the exercise of the non-qualified stock option or SAR. The participant will generally have a tax basis in any shares of Common Stock received on the exercise of a SAR, or on the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, the Company will then, subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Cash Awards; Stock Unit Awards; Stock Awards. An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in Common Stock but rather will generally recognize ordinary compensation income at the time the employee receives Common Stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the Common Stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a stock award or performance award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the Common Stock when such stock is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the Common Stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Certain Tax Code Limitations on Deductibility. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The 2004 plan permits the compensation committee to structure grants and awards made under the 2004 plan to “covered employees” as performance-based compensation that is exempt from the limitations of Section 162(m). However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Required Vote and Recommendation of the Board of Directors

A majority of the votes cast is required for approval of the 2004 plan, provided that the total vote cast on the proposal represents over 50% of all outstanding shares entitled to vote. Brokers do not have discretion to vote on this proposal without instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the effect of a vote “against” the proposal. Because New York Stock

Exchange rules require the total votes cast on the proposal to constitute a majority of the outstanding Common Stock in order for the proposal to be approved, broker non-votes could prevent the adoption of proposal if they were to result in less than a majority of the outstanding Common Stock being voted on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2004 PLAN.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s stockholders. The table does not include information regarding the 2004 plan, which is subject to stockholder approval at the annual meeting nor does it reflect awards made in February 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,349,501	$22.83	698,015	(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	1,349,501	$22.83	698,015	(1)

(1)	Includes 211,900 shares of restricted stock awarded under the Second Amended and Restated 1994 Long Term Incentive Plan, the restrictions on which lapse over the period 2004, 2005 and 2006.

PROPOSAL III.

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation by the audit committee, has approved and recommended the appointment of PricewaterhouseCoopers LLP, independent public accountants, as auditors to examine the Company’s financial statements for 2004. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the designation of PricewaterhouseCoopers LLP as auditors of the Company.

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

See Audit Committee Report on page 22 for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTS, AS AUDITORS OF THE COMPANY FOR ITS 2004 FISCAL YEAR.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes annual and long-term compensation paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers who were serving as of December 31, 2003 for all services rendered to the Company and its subsidiaries during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($) 3/	Restricted Stock Awards ($) 4/5/6/7/		Securities Underlying Options (#)	All Other Compensation ($) 13/
Dan O. Dinges 1/	2003	420,833	346,000		3,820	588,800	8/	90,000	12,000
Chairman, President and	2002	387,500	390,000		5,841	289,650		50,000	11,000
Chief Executive Officer	2001	102,083	222,000	2/	923	575,500	8/	75,000	6,125

Michael B. Walen	2003	297,500	195,000		13,796	294,400	9/	35,000	12,000
Senior Vice President,	2002	282,500	200,000		16,675	231,720		35,000	11,000
Exploration and Production	2001	244,917	160,000		12,650	335,510	9/	30,000	10,500

Scott C. Schroeder	2003	237,500	150,000		9,412	236,900	10/	30,000	12,000
Vice President and Chief	2002	216,667	145,000		10,337	193,100		25,000	11,000
Financial Officer	2001	167,500	94,000		2,537	135,350		12,000	10,050

Thomas S. Liberatore	2003	163,333	125,000		692	59,800	11/	14,000	12,000
Vice President, Eastern	2002	143,750	67,000		431	0		4,000	8,625
Region	2001	0	0		0	0		0	0

Jeffrey W. Hutton	2003	187,833	80,000		4,265	98,900	12/	14,000	12,000
Vice President, Marketing	2002	180,883	102,100		5,187	77,240		13,000	11,000
	2001	173,333	100,000		3,309	108,280		10,000	10,500

1/	Mr. Dinges joined the Company in September 2001. Mr. Dinges assumed the position of Chairman, President and Chief Executive Officer in May 2002.
2/	Includes a $150,000 bonus paid upon commencement of employment with the Company in September 2001.
3/	Unless otherwise indicated, the amount in this column for 2003 represents premiums paid on and a tax gross-up for imputed income on executive term life insurance, a tax gross-up on club dues and a financial planning services perquisite. The 2003 premiums paid on and a tax gross-up for imputed income on executive term life insurance represents $2,825, $4,818, $939, $692 and $1,142 for D.O. Dinges, M.B. Walen, S.C. Schroeder, T.S. Liberatore, and J.W. Hutton, respectively. The 2003 tax gross-up on club dues represents $0, $8,653, $8,473, $0 and $2,318 for D.O. Dinges, M.B. Walen, S.C. Schroeder, T.S. Liberatore and J.W. Hutton, respectively. The 2003 financial planning perquisite represents $995, $325, $0, $0 and $805 for D.O. Dinges, M.B. Walen, S.C. Schroeder, T.S. Liberatore and J.W. Hutton, respectively.
4/	Unless otherwise indicated, the amount in this column for 2001, 2002 and 2003 represents the value of restricted stock grants made to the named executive on May 2, 2001, February 18, 2002 and February 17, 2003 based on the closing market prices on or near such dates of $27.07, $19.31 and $23.00, respectively.

5/	M.B. Walen, S.C. Schroeder and J.W. Hutton, were granted 8,000, 5,000, and 4,000, shares of restricted stock respectively, on May 2, 2001. The restrictions on these shares lapse in full three years from the date of grant provided the officer is still employed with the Company.
6/	D.O. Dinges, M.B. Walen, S.C. Schroeder and J.W. Hutton, were granted 15,000, 12,000, 10,000 and 4,000, shares of restricted stock, respectively on February 18, 2002. The restrictions on these shares lapse in full three years from the date of grant provided the officer is still employed with the Company.
7/	D.O. Dinges, M.B. Walen, S.C. Schroeder, T.S. Liberatore and J.W. Hutton were granted 25,600, 12,800, 10,300, 2,600 and 4,300 shares of restricted stock, respectively on February 17, 2003. The restrictions on these shares lapse in full three years from the date of grant provided the officer is still employed with the Company.
8/	The amount for 2001 represents the value of a 25,000 share restricted stock grant made to Mr. Dinges on September 17, 2001, based on a closing market price of $23.02 on September 17, 2001, the restrictions on which lapse in full on September 17, 2004 provided Mr. Dinges is still employed with the Company. Mr. Dinges holds a total of 65,600 shares of restricted stock as of December 31, 2003. The market value of the 65,600 shares on December 31, 2003 was $1,925,360. No dividends are paid on the restricted stock held.
9/	The amount for 2001 represents the value of an 8,000 share restricted stock award made to Mr. Walen on May 2, 2001, based on a closing market price of $27.07 on May 2, 2001, and the value of a 5,000 share restricted stock award made to Mr. Walen on July 17, 2001 based upon a closing market price of $23.79 on July 17, 2001. The restrictions on each of these awards will lapse in full three years from the date of grant provided Mr. Walen is still employed with the Company. Mr. Walen holds a total of 37,800 shares as of December 31, 2003. The market value of the 37,800 shares on December 31, 2003 was $1,109,430. No dividends are paid on the restricted shares held.
10/	Mr. Schroeder holds a total of 25,300 shares of restricted stock as of December 31, 2003. The market value of the 25,300 shares on December 31, 2003 was $742,555. No dividends are paid on the restricted stock held.
11/	Mr. Liberatore holds a total of 2,600 shares of restricted stock as of December 31, 2003. The market value of the 2,600 shares on December 31, 2003 was $76,310. No dividends are paid on the restricted stock held.
12/	Mr. Hutton holds a total of 12,300 shares of restricted stock as of December 31, 2003. The market value of the 12,300 shares on December 31, 2003 was $361,005. No dividends are paid on the restricted stock held.
13/	The amount in this column represents the Company’s contributions to the 401(k) Plan and the associated non-qualified agreement or the associated non-qualified Deferred Compensation Plan on behalf of the named executive.

Option Grants in Last Fiscal Year

Set forth below is certain information relating to the Company’s grant of options during 2003 to the executive officers named in the preceding Summary Compensation Table, including the relative size of each grant, and each grant’s exercise price and expiration date. Also included is information relating to the potential realizable value of the options granted, based upon assumed annualized stock value appreciation rates. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1) (2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh) (3)	Expiration Date (4)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
D.O. Dinges	90,000	20.9%	$22.98	February 17, 2008	$571,500	$1,262,700

M.B. Walen	35,000	8.1%	$22.98	February 17, 2008	$222,250	$491,050

S.C. Schroeder	30,000	7.0%	$22.98	February 17, 2008	$190,500	$420,900

T.S. Liberatore	14,000	3.2%	$22.98	February 17, 2008	$88,900	$196,420

J.W. Hutton	14,000	3.2%	$22.98	February 17, 2008	$88,900	$196,420

1/	There were no adjustments or amendments during 2003 to the exercise price of stock options previously awarded to any of the named executive officers.
2/	For each of the named executive officers, 33 1/3% of each option becomes exercisable on the first anniversary of the date of grant (February 17, 2004) and the remainder of such option becomes exercisable in 33 1/3% increments on each of the next two anniversaries of such date.
3/	Equal to the average of the high and low trading price per share of the Company’s Common Stock on the date of grant.
4/	The expiration date is the fifth anniversary from the date of grant. The options permit the exercise price to be paid in cash or by tendering shares of Common Stock. The options permit the withholding of shares to satisfy tax obligations.

Aggregated	FY-End Option Values

Set forth below is supplemental information relating to options exercised during 2003 and the number and intrinsic value of stock options held at December 31, 2003 (“FY-End”), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based on the Company’s stock price on December 31, 2003, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance. There were no additional long-term incentive awards made during 2003 to the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable (2)
D.O. Dinges	0	0	66,667/148,333	$459,170/$1,051,005

M.B. Walen	15,000	$164,354	35,668/68,332	$221,199/$487,276

S.C. Schroeder	9,333	$92,107	16,334/50,666	$99,115/$364,710

T.S. Liberatore	0	0	1,334/16,666	$13,240/$115,640

J.W. Hutton	11,000	$121,663	11,001/25,999	$56,682/$182,023

1/	Value realized equals the Common Stock market price received by the Executive Officer on the date of exercise (via exercise and sale of the Common Stock) less the exercise price, times the number of shares exercised.
2/	A stock option is considered to be “in-the-money” if the price of the stock is higher than the exercise price of the option. The closing market price of the Common Stock on December 31, 2003 was $29.35 per share.

Pension Plan Table

Company employees are covered by the Company’s Pension Plan (the “Pension Plan”), a noncontributory defined benefit plan that provides benefits based generally upon the employee’s compensation levels during the last years of employment. In addition, the Company has entered into agreements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or the Employee Retirement Income Security Act of 1974, as amended. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 under the Pension Plan (and, where applicable, such supplemental agreements) for specified earnings and years of service classification.

PENSION PLAN TABLE

	Years of Service
Remuneration	5	10	15	20	25	30	35
200,000	14,121	28,241	42,362	56,483	70,603	84,724	98,844
250,000	17,871	35,741	53,612	71,483	89,353	107,244	125,094
300,000	21,621	43,241	64,862	86,483	108,103	129,724	151,344
350,000	25,371	50,741	76,112	101,483	126,853	152,224	177,594
400,000	29,121	58,241	87,362	116,483	145,603	174,724	203,844
500,000	36,621	73,241	109,862	146,483	183,103	219,724	256,344
600,000	44,121	88,241	132,362	176,483	220,603	264,724	308,844
700,000	51,621	103,241	154,862	206,483	258,103	309,724	361,344
800,000	59,121	118,241	177,362	236,483	295,603	354,724	413,844
900,000	66,621	133,241	199,862	266,483	333,103	399,724	466,344
1,000,000	74,121	148,241	222,362	296,483	370,603	444,724	518,844

Compensation under the Pension Plan generally consists of taxable income, before the employee’s participation in voluntary pre-tax benefit plans, and decreased by nondeductible moving expenses, disability pay, severance pay, income arising from the exercise of a stock option or from the receipt of a restricted stock award, taxable group term life insurance benefits and other taxable fringe benefit payments. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. The Pension Plan Table includes amounts attributable to Nonqualified Pension Arrangements which are payable as a lump sum actuarially equivalent to a single-life annuity. Lump sum conversions are based on the 1994 Group Annuity Reserves Table projected to 2003 with rates blended 50% for males and females and an interest rate equal to the 30-year Treasury rate for the month of November in the year preceding the year of payment. Covered Compensation under the Pension Plan in 2003 for the executive officers named in the Summary Compensation Table are the amounts under the “Salary” and “Bonus” and the taxable amount of “All Other Compensation” columns set forth in such table. For purposes of the Pension Plan, D.O, Dinges, M.B. Walen, S.C. Schroeder, T.S. Liberatore and J.W. Hutton had 2.25, 16.67, 8.17, 1.92 and 18.75 years of credited service, respectively, as of December 31, 2003.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

Introduction

The compensation committee of the Board of Directors administers the Company’s compensation programs. The compensation committee (the “Committee”) is comprised of four independent and non-employee directors. The function of the compensation committee is to recommend to the Board of Directors the annual compensation of the Chief Executive Officer, to provide counsel and oversight of the annual compensation of the other officers of the Company, to review the annual compensation of the directors, to oversee and make recommendations to the Board of Directors with respect to incentive compensation plans and equity based plans and other executive benefit plans, and to provide guidance in the area of employee benefits.

The objectives of the executive compensation program are to align compensation with business strategy, to create value for the stockholders, to attract, retain, motivate and reward highly qualified executives and to support a performance-based culture throughout the Company. The Committee also believes that executive compensation should be subject to objective review. Consequently, the Committee retains the services of an independent consultant, who on a regular basis evaluates the compensation programs and practices for the Company’s executive officers against an industry peer group. The companies chosen for the peer group generally are not the same companies that comprise the Dow Jones Secondary Oils Index, shown in the Performance Graph included in this proxy statement. The peer group companies represent direct competitors for the Company in its core areas of operation both for business opportunities and for executive talent, while the Dow Jones Secondary Oils Index is an amalgamation of many companies designed simply to provide a market barometer for the entire energy sector’s performance. The current peer group used for compensation programs and practices is the same peer group used for determining the results related to the 2004 performance share grants as described under “Proposal II - Performance Share Grants.”

Components of Compensation

The components of the Company’s executive compensation program are base salary, annual incentive bonus and long-term incentives. In determining each component of compensation, the Committee considers competitive data from the peer group, the overall value of the total compensation package and the Company’s and the executive’s performance. The Committee believes that the total compensation package should be competitive and targeted at the median level of compensation for the peer group and that superior performance should produce a corresponding increase in value for annual and long-term incentives.

Base Salaries

The Committee reviews each executive’s base salary annually. Base salaries are targeted at market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Overall, base salaries in 2003 for the executive officers named in the Summary Compensation Table as a group are below the 50th percentile of the predicted competitive market base salary for similar positions in the peer group. Based on 2003 competitive data, Mr. Dinges’ 2003 base salary of $425,000 is below the 50th percentile of the competitive market.

Annual Incentive Bonus

The Annual Target Cash Incentive Plan (the “Plan”) is founded upon the Company’s pay-for-performance philosophy. The Plan provides executives, as well as other key employees, with incentives in the form of annual cash bonuses to achieve corporate business and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The current measurement criteria used in the Plan are designed to recognize that certain factors that affect performance are controllable, while others are not controllable, and to reward executives for superior performance against those factors that are deemed controllable. These factors measure both short-term success and long-term value creation.

For 2003, the bonus pool that can be generated under the Plan is subject to a two-part threshold. For each threshold test that is met, one-half of the bonus potential becomes available. The two threshold tests are: (i) annual cash flow for the Company must equal or exceed two times debt service, with debt service including interest and dividend payments, but excluding originally scheduled principal payments unless the Company’s total borrowing capacity is diminished at the time of the principal repayment; and (ii) the Company must achieve positive earnings, after the inclusion of an accrual for a potential bonus payment. These thresholds are approved annually by the Committee in conjunction with its approval of each Plan participant’s incentive target.

If one or both of the two threshold tests is met, the bonus pool is funded in accordance with each business unit’s performance and the total Company performance against two factors: (i) 75% of the bonus earned is measured on budgeted discretionary cash flow targets adjusted for non-controllable items, such as commodity prices, interest rates and non-recurring items and (ii) 25% of the bonus earned is measured through an assessment of overall reserve replacement. The Chief Executive Officer has discretion to adjust this factor from 0 to 50% based upon an evaluation of reserve replacement and reserve replacement costs. The Committee then has the discretion to adjust, on a subjective basis, the final overall bonus pool for any business unit and the final bonus payment for any participant to reflect its assessment of performance. If a bonus pool is funded based upon achievement of the established Company goals, executives earn bonuses to the extent of the performance of their primary business unit and the Company’s overall performance. Individual incentive targets are set at the median of market levels based on peer data and at a level considered by the compensation committee to be appropriate.

In 2003, both bonus threshold tests were met. Based upon total Company performance, and the performance of each business unit, the formula in the plan produced bonuses ranging from 11% to 133% of the pre-established bonus targets for the executive officers of the Company, including the executives named in the above tables. Mr. Dinges received a cash bonus of $346,000. This represents 96% of Mr. Dinges’ target and reflects several achievements. Under Mr. Dinges leadership in 2003, the Company reduced debt by $95 million and had record discretionary cash flow of $266.4 million. In 2003 the Company organically replaced 127% of its reserves at a competitive finding cost of $1.46 per Mcfe. The Company exceeded production expectations in its East Region, met expectations in the West Region, but fell short of expectations in the Gulf Coast Region as a result of accelerated decline rates in certain Gulf Coast wells.

Long Term Incentives

In 2003, the Committee employed a combination of stock options and restricted stock to provide long-term incentives to the Company’s executives. The Committee’s objective was to deliver approximately 60% of the long-term incentive value via stock options and approximately 40% in the form of restricted stock. The size of the long-term incentive awards is based primarily on competitive practice and is generally targeted to be at the 50th percentile of competitive long-term incentive awards of the peer group. The Committee does not typically consider the amount of options previously granted and outstanding, or the number of shares owned, when determining annual long-term incentive awards.

Stock options were granted in 2003 under the Second Amended and Restated 1994 Long-Term Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates after the date the options are granted. This design focuses executives on the creation of stockholder value over the long-term. The Committee believes stock options also serve as a retention tool to the Company.

Restricted stock awards were granted in 2003 under the Second Amended and Restated 1994 Long-Term Incentive Plan. The Company’s restricted stock awards to executives in 2003 consisted of grants of Common Stock, the restrictions on which lapse in full three years from the date of the grant. These awards provide a retention tool to the Company and encourage equity ownership in the Company. The restricted stock will be forfeited if, during the three-year restrictive period, the executive leaves the Company for any reason other than retirement, termination without cause, death or disability. Prior to the lapse of such restrictions, the participant has no right to vote or receive dividends on such shares. The restricted stock award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change of Control (as defined), the restrictive period shall lapse and a stock certificate representing the shares of restricted stock shall be issued to the executive. In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, share combination or other change in the corporate structure of the Company affecting the shares of restricted stock, the number of shares of restricted stock shall be equitably adjusted by the committee to prevent dilution or enlargement of rights.

In 2003 Mr. Dinges was granted an option to purchase 90,000 shares of Common Stock at an exercise price of $22.98 and received a restricted stock award of 25,600 shares.

The Company’s stock options are intended to constitute “qualified performance based compensation” as defined under Section 162(m) of the Code, with the effect that the deduction disallowance of Section 162(m) of the Code should not be applicable to compensation paid to covered employees under the stock option provisions. It is the Committee’s intent that the majority of long-term incentive awards will qualify under Section 162(m) of the Internal Revenue Code. To date the Company has experienced no loss of tax deduction as a result of 162(m).

Conclusion

The Committee believes these executive compensation policies and programs effectively serve the interests of stockholders and the Company. We have attempted, with the assistance of our compensation consultant, to provide a total compensation and incentive program that motivates key personnel and contributes to the Company’s overall success.

Compensation Committee

William P. Vititoe, Chairman

John G. L. Cabot

James G. Floyd

Robert Kelley

AUDIT COMMITTEE REPORT

The audit committee is composed of four non-employee and independent directors. The Board of Directors has made a determination that the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that two of the members of the Audit Committee, Messrs. Cabot and Kelley, are “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. The responsibilities of the audit committee are set forth in the Audit Committee Charter, which was adopted in December 2003 by the Board of Directors of the Company and is attached to this proxy statement as Appendix A. The function of the audit committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent auditors and the performance of the Company’s internal audit function. The audit committee also reviews its charter annually. This is a report on the audit committee’s activities relating to the calendar year 2003.

Review of Audited Financial Statements with Management

The audit committee reviewed and discussed the audited financial statements with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The audit committee discussed with the independent auditors the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 61-Communication with audit committees, as updated by SAS No. 89-Audit Adjustments, and SAS No. 90-Audit Committee Communications. The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers, LLP (“PWC”), the Company’s independent accountants, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PWC the independent accountant’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2003 for filing with the Securities and Exchange Commission.

Audit Committee

John G. L. Cabot (Chairman)

Robert F. Bailey

Robert Kelley

P. Dexter Peacock

FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

FOR SERVICES IN 2003 AND 2002

Fee Type*	2003	2002
Audit Fees	$382,550	$368,000
Audit Related Fees 1/	60,000	57,000
Tax Fees 2/	102,346	151,575
All Other Fees 3/	0	79,000

*	No pre-approved requirements were waived under the de minimis exception.
1/	For 2003 and 2002, covers audits of the Company’s benefit plans.
2/	For 2003 and 2002, covers federal, provincial, state and sales tax compliance and return preparation for United States and Canadian operations.
3/	For 2002, covers consultations regarding the Company’s acquisition of Cody Company ($10,000) and internal audit services from January until August of 2002 ($69,000). In August 2002, consistent with the Sarbanes-Oxley Act of 2002, the audit committee recommended and the Board of Directors approved the use of KPMG as the Company’s internal auditor for all internal audits for the remainder of the 2002 internal audit plan. Consequently, PWC no longer provides internal audit services to the Company.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No member of the compensation committee was, during 2003, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 2003, the Company had no compensation committee interlocks.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of Company Common Stock with the Securities and Exchange Commission and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that those reports accurately reflect all reportable transactions and holdings, the Company is aware of one failure to comply with the Section 16(a) reporting requirements during 2003. Mr. C. Wayne Nance rejoined the Board of Directors on September 1, 2003. His Form 3, reporting initial beneficial ownership, which was due by September 10, 2003, was filed 22 days late on October 2, 2003.

EMPLOYMENT AGREEMENTS

AND CHANGE IN CONTROL ARRANGEMENTS

The Company has entered into Change in Control Agreements (the “Agreements”) with the current executive officers named in the Summary Compensation Table, and with eight other officers of the Company. The Agreements are intended to encourage such employees to remain in the employ of and to carry out their duties with the Company. In 2001 the Board of Directors made certain revisions to the program initially implemented in 1995. The term of the Agreements is three years from July 17, 2001 (from September 17, 2001 for Mr. Dinges), subject to automatic one-year extensions on the second and each subsequent anniversary thereof unless prior to such anniversary the Company gives written notice that the term shall not be so extended. The Agreements provide that in the event of a change in control or in the event deemed to be in anticipation of a change in control, such individuals will receive certain benefits in the event of a termination of their employment within two years of such event. A “change in control” is generally defined as occurring if (i) any “person” becomes the “beneficial owner,” of securities of the Company representing 35% or more of Common Stock or of the combined voting power of the then outstanding voting securities of the Company, with certain exceptions; (ii) individuals who, as the date of the Agreement, constitute the Board, together with individuals nominated with the approval of those directors (other than in connection with an election contest) (collectively, the “Incumbent Board”) cease to constitute at least a majority of the Board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) is consummated, unless, following the Business Combination (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and outstanding voting securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from the Business Combination in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Common Stock and outstanding voting securities, (b) no “person” (excluding any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business

Combination and (c) at least of majority of the members of the Board of Directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Benefits are provided under the Agreements unless such termination of employment is (i) for cause (as defined in the Agreements), (ii) voluntary by the executive and does not constitute a constructive termination without cause (as defined in the Agreements), or (iii) because of the death or disability of the executive.

Generally, benefits payable under the terms of the Agreements include (i) a lump-sum cash payment equal to three times the sum of (a) base salary in effect immediately prior to the change in control or, if greater, immediately prior to the executive’s termination and (b) the greater of (1) 100% of the executive’s target bonus with respect to the fiscal year during which the change in control occurred or, if greater, the fiscal year during which the executive’s termination occurred or (2) the executive’s actual bonus paid in the fiscal year immediately preceding the change in control or if termination of employment occurs prior to a “change in control,” termination of employment, (ii) payment with respect to any performance shares granted to the executive, such payment to be prorated based on actual service completed at the time of the executive’s termination, and valued according to the percentage of goal attainment on the date of termination, (iii) immediate vesting and exercisability of all of the executive’s options to purchase securities of the Company, (iv) immediate vesting and lapse of restrictions on any restricted stock grants outstanding at the time of the executive’s termination, (v) subject to the payment of the applicable premiums, continued medical, dental and life insurance coverage for three years following the date of the executive’s termination, (vi) effective crediting of an additional three years of service in the Company’s retirement plans in which the executive is participating at the time of the change in control and (vii) outplacement assistance in an amount not to exceed 15% of the executive’s base salary in effect on the date of a change in control (the “Termination Benefits”). In the event the excise tax relating to Section 280G of the Code applies to payments by the Company, the Company will make an additional payment to the executive in an amount such that after payment of income and excise taxes, the executive retains an amount equal to the Termination Benefits. No payments have been made under the Agreements.

The Company has entered into both an employment agreement and a Change in Control Agreement with Mr. Dan O. Dinges, Chairman, President and Chief Executive Officer of the Company. The employment agreement provides that if Mr. Dinges terminates his employment for good reason (as defined in the agreement) or the Company terminates his employment for any reason other than cause (as defined in the agreement), Mr. Dinges shall receive (i) a lump sum cash payment equal to two times his annual base salary plus two times his annual target bonus, (ii) a 24 month continuation of medical and life insurance programs at the premium rate applicable to active executives, (iii) full vesting of all of his restricted stock awards and (iv) full vesting of all of his stock option awards. Under the terms of Mr. Dinges’ Change in Control Agreement, in the event of a termination, Mr. Dinges will be required to elect between receiving the Termination Benefits or the amounts payable to Mr. Dinges under his employment agreement.

SHAREHOLDER RETURN

The following graph compares the Common Stock (“COG”) performance with the performance of the Standard & Poor’s 500 Stock Index and the Dow Jones Secondary Oils-US Index for the period December 1998 through December 2003. The graph assumes that the value of the investment in the Company’s Common Stock and in each index was $100 on December 31, 1998 and that all dividends were reinvested.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
S&P 500	100.0	119.3	107.1	93.2	71.4	90.3
COG	100.0	106.4	208.1	164.4	172.3	208.5
DJ Secondary Oils-US	100.0	114.7	180.9	163.3	164.6	213.0

BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

The following table reports beneficial ownership of the Common Stock by holders of more than five percent of the Company’s Common Stock. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Percent of Class
Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258	1,756,3511/	5.4%

Neuberger Berman, Inc. Neuberger Berman, LLC. 605 Third Avenue New York, NY 10158-3698	3,501,9602/	10.8%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	4,062,8403/	12.5%

1/	According to Amendment No. 2 to a Schedule 13G, dated January 30, 2004, filed with the Commission by Mellon Financial Corporation, Mellon Financial Corporation has sole voting power over 1,425,423 of these shares, shared voting power over 321,500 of these shares, sole dispositive power over 1,434,051 of these shares and shared dispositive power over 321,500 of these shares. According to the filing, Mellon Bank N.A. beneficially owns 1,671,729 of these shares. Mellon Bank N.A. has sole voting power over 1,347,029 of these shares, shared voting power over 321,500 of these shares, sole dispositive power over 1,349,429 of these shares and shared dispositive power over 321,500 of these shares.
2/	According to Amendment No. 4 to a Schedule 13G, dated March 3, 2004, filed with the Commission by Neuberger Berman, Inc. and Neuberger Berman, LLC., they have sole voting power over 2,030,935 of these shares, shared voting power over 597,300 of these shares and shared dispositive power over all of these shares.
3/	According to Amendment No. 17 to a Schedule 13G, dated February 13, 2004, filed with the Commission by Wellington Management Company, LLP, it has shared voting power over 2,418,490 of these shares, no voting power over the remainder of these shares and shared dispositive power over all of these shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reports, as of February 1, 2004, beneficial ownership of Common Stock by each director of the Company on that date, by each nominee for director, by each executive officer listed in the Summary Compensation Table and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Owned		Percent Class
Robert F. Bailey	12,501	1/		*
John G.L. Cabot	236,383	2/		*
James G. Floyd	18,334	3/		*
Robert Kelley	4,000			*
C. Wayne Nance	13,771	4/		*
P. Dexter Peacock	23,001	5/		*
William P. Vititoe	22,616	6/		*
Dan O. Dinges	179,934	7/ 13/ 15/ 16/		*
Michael B. Walen	104,664	8/ 12/ 14/ 15/ 16/		*
Scott C. Schroeder	63,267	9/ 12/ 15/ 16/		*
T.S. Liberatore	10,175	10/ 16/		*
Jeffrey W. Hutton	36,949	11/ 12/ 15/ 16/		*
All directors, nominees and executive officers as a group (15 individuals)	788,552	[17]	2.4%

*	Represents less than 1% of the outstanding Common Stock.
1/	Includes 12,001 shares purchasable upon the exercise of options within 60 days.
2/	Includes 5,973 shares as to which Mr. Cabot shares voting and investment power and 74,884 shares as to which Mr. Cabot has no voting or investment power. Includes 1,782 shares held by Mr. Cabot’s spouse and 78,235 shares held by various trusts of which Mr. Cabot serves as co-trustee; Mr. Cabot disclaims beneficial ownership of such shares. Also includes 15,001 shares purchasable upon the exercise of options within 60 days.
3/	Includes 8,334 shares purchasable upon the exercise of options within 60 days.
4/	Includes 10,001 shares purchasable upon the exercise of options within 60 days.
5/	Includes 15,001 shares purchasable upon the exercise of options within 60 days.
6/	Includes 15,001 shares purchasable upon the exercise of options within 60 days.
7/	Includes 113,334 shares purchasable upon the exercise of options within 60 days.
8/	Includes 59,002 shares purchasable upon the exercise of options within 60 days.
9/	Includes 34,667 shares purchasable upon the exercise of options within 60 days.
10/	Includes 7,334 shares purchasable upon the exercise of options within 60 days.
11/	Includes 540 shares held in the Company’s Savings Investment Plan as to which Mr. Hutton shares voting and investment power and 20,001 shares purchasable upon the exercise of options within 60 days.
12/	Includes 8,000, 5,000 and 4,000 shares of restricted stock granted to Messrs. Walen, Schroeder and Hutton, respectively, on May 2, 2001, the restrictions on which lapse May 2, 2004. Messrs. Walen, Schroeder and Hutton have no voting power or investment power with respect to these shares during the restrictive period.

13/	Includes 25,000 shares of restricted stock granted to Mr. Dinges on September 17, 2001, the restrictions on which lapse September 17, 2004. Mr. Dinges has no voting power or investment power with respect to these shares during the restrictive period.
14/	Includes 5,000 shares of restricted stock granted to Mr. Walen on July 17, 2001, the restrictions on which lapse July 17, 2004. Mr. Walen has no voting power or investment power with respect to these shares during the restrictive period.
15/	Includes 15,000, 12,000, 10,000, and 4,000 shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder and Hutton on February 18, 2002, the restrictions on which lapse February 18, 2005. Messrs. Dinges, Walen, Schroeder and Hutton have no voting or investment power with respect to these shares during the restrictive period.
16/	Includes 25,600, 12,800, 10,300, 2,600 and 4,300 shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Liberatore and Hutton on February 17, 2003, the restrictions on which lapse February 17, 2006. Messrs. Dinges, Walen, Schroeder, Liberatore and Hutton have no voting or investment power with respect to these shares during the restrictive period.
17/	Includes 2,551 shares held in the Company’s Savings Investment Plan as to which the executive officers share voting and investment power and 348,012 shares purchasable by the executive officers and directors upon the exercise of options within 60 days. Also includes 164,300 shares of restricted stock granted to the executive officers. See also Notes 1-16 above.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077 and must be received by November 23, 2004.

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2005 Annual Meeting of Stockholders is currently February 28, 2005. To be valid, a notice must set forth certain information specified in the Bylaws.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Georgeson Shareholder Communications has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $16,000, plus expenses.

MISCELLANEOUS

The Company’s management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY
Vice President and Corporate Secretary

March 19, 2004

APPENDIX A

CABOT OIL & GAS CORPORATION

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in overseeing (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

The Audit Committee shall be elected by the Board of Directors and shall consist of not less than three members of the Board of Directors. The Board of Directors shall also elect a chairman of the Audit Committee. The members of the Audit Committee shall meet the independence, expertise, experience and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Committee will have at least one member who is an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC.

The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors, as opposed to management of the Company. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s independent auditors, subject to stockholder ratification, and to approve all independent audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Audit Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittee or members to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

2.	Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

3.	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

4.	Prepare and approve the audit committee report required to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

5.	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations, including any matters provided in Statement on Auditing Standards No. 100 (significant events during auditor’s quarterly review, such as a material change in accounting principles, a significant subsequent event or significant accounting adjustments) arising in connection with the Company’s quarterly financial statements.

6.	Review and discuss with management and the independent auditors:

•	major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls and special steps adopted in light of material control deficiencies.

•	analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

7.	Review and discuss annual reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management.

8.	Review with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP” financial measures. Periodically discuss with management, in general terms (i.e., types of data), the financial guidance provided to analysts and rating agencies.

9.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

10.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company’s policies and guidelines concerning risk assessment and risk management.

11.	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

12.	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the internal controls of the Company.

13.	Review the capabilities and performance of the lead partner of the independent auditors.

14.	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

15.	Confirm the regular rotation of the audit partners as required by law. Consider whether there should be regular rotation of the independent auditing firm.

16.	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

17.	Establish hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel.

18.	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

19.	Review the appointment and replacement of the internal auditors.

20.	Review the significant reports to management prepared by the internal auditors and management’s responses.

21.	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which, if outsourced, shall be outsourced to a firm other than the independent auditor) is intended to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.

22.	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 (relating to independent auditor discovery of information that an illegal act may have occurred) has not been implicated.

23.	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

25.	Review with the Company’s Legal Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

26.	Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

27.	Review annually the Audit Committee’s own performance.

28.	Make regular reports to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Business Conduct.

The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

APPENDIX B

CABOT OIL & GAS CORPORATION

2004 INCENTIVE PLAN

1. Objectives. The Cabot Oil & Gas Corporation 2004 Incentive Plan (the “Plan”) is designed to attract and retain nonemployee directors, employees and consultants and reward them for making contributions to the success of Cabot Oil & Gas Corporation and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means an Employee Award, a Director Award, or a Consultant Award.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award, to the extent that the Committee deems necessary.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means such committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $.10 per share, of the Company.

“Company” means Cabot Oil & Gas Corporation, a Delaware corporation, or any successor thereto.

“Consultant” means a person other than an Employee or a Nonemployee Director providing bona fide services to the Company or any of its Subsidiaries as a consultant or advisor, as applicable, provided that such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

“Consultant Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Consultant pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Nonqualified Stock Option or Stock Award, whether granted singly, in combination, or in tandem, to a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Employee” means any person who is receiving remuneration for personal services (or could be receiving remuneration except for an authorized leave of absence) as an employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any form of Stock Option, Stock Appreciation Right, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to an Employee pursuant to any applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i)(A) if the shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant event (as determined under procedures established by the Committee), (B) if the shares of Common Stock are not so listed but are quoted by the Nasdaq Stock Market, Inc., the average of the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for the Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the Nasdaq Stock Market, Inc. at the time of exercise or other relevant event, (C) if the shares of Common Stock are not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, Inc., or, if not reported by the Nasdaq Stock Market, Inc., by the National Quotation Bureau, Incorporated, or (D) if the shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan and as approved by the Committee.

“Incentive Stock Option” or “ISO” means a Stock Option that is intended to comply with Section 422 of the Code.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

“Participant” means an Employee, Nonemployee Director, or Consultant to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plan” means the Cabot Oil & Gas Corporation Second Amended and Restated 1994 Long-Term Incentive Plan, the Second Amended and Restated 1994 Nonemployee Director Stock Option Plan of Cabot Oil & Gas Corporation, and any other stock incentive plans of the Company under which awards are outstanding or under which shares have been reserved but not yet used.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Paragraph 7(a)(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date of grant of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Award” means an Award consisting of Common Stock or Stock Units, including the award of Restricted Stock or Restricted Stock Units.

“Stock Appreciation Right” or “SAR” means the right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a number of shares of Common Stock on the date the stock appreciation right is exercised over a specific strike price, in each case as determined by the Committee.

“Stock Based Awards Limitations” means the limitations applied to any awards granted hereunder as described in Paragraphs 7(b)(i) and (ii) and Paragraph 8(b) of the Plan.

“Stock Option” means a right to purchase a specified number of shares of Common Stock at a specified exercise price, which right may be an Incentive Stock Option or a Nonqualified Stock Option.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock (as determined by the Committee or the Board), which, in the discretion of the Committee, may be restricted or subject to forfeiture provisions.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

3. Eligibility.

(a) Employees. Employees and individuals who have agreed to become Employees are eligible for an Employee Award under this Plan.

(b) Directors. Nonemployee Directors are eligible for the grant of Director Awards under this Plan.

(c) Consultants. All Consultants are eligible for the grant of Consultant Awards under this Plan.

4. Common Stock Available for Awards. Subject to the provisions of Paragraph 15 hereof, there shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 1,700,000 shares of Common Stock, together with the shares reserved but not subject to awards under any Prior Plan outstanding as of the effective date of this Plan. No more than 600,000 shares of Common Stock will be used for Stock Awards that do not constitute Performance Awards, and no more than 1,000,000 shares of Common Stock will be used for Incentive Stock Options. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file required documents with governmental authorities and stock exchanges and transaction reporting systems, to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards under this Plan or the Prior Plans that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. If the purchase price of any Award granted under the Plan or the Prior Plans is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sub limit set forth above. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sub limit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.

5. Administration.

(a) This Plan shall be administered by the Committee except as otherwise provided herein.

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Consultant Award, accelerate the vesting or exercisability of an Employee Award or Consultant Award, eliminate or make less restrictive any restrictions applicable to an Employee Award or Consultant Award, waive any restriction or other provision of this Plan (insofar as such provision related to Employee Awards or Consultant Awards) or an Employee Award or Consultant Award or otherwise amend or modify an Employee Award or Consultant Award in any manner that is either (i) not adverse to the Participant to whom such an Employee Award or Consultant Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the approval of the Company’s stockholders, Stock Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Stock Option, except as expressly provided by the adjustment provisions of Paragraph 15. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute. The Committee shall establish the vesting schedule, if any, for each Award.

(c) The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards and Consultant Awards.

6. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize the Chief Executive Officer and/or another executive officer of the Company, if and to the extent permitted by applicable law, rule or regulation, or a subcommittee of members of the Board, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish. The Board or Committee may also delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Board or Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

7. Employee Awards and Consultant Awards.

(a) The Committee (or other committee to whom such authority is delegated under Paragraph 6 above) shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time Employees who are to be recipients of such Awards. Each Employee Award made hereunder may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions, performance requirements and limitations as shall be determined by the Committee in its sole discretion and shall, if required by the Committee, be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of (subject to Paragraph 12), or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced to in clause (v) below, and other comparable measurements of performance.

(i) Stock Option. An Employee Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of (i) the Fair Market Value of the Common Stock on the date of grant and (ii) the par value of the Common Stock on the date of grant. A Stock Option may be in the form of an Incentive Stock Option or a Nonqualified Stock Option. The term of the Stock Option shall extend no more than 10 years after the date of grant. Stock Options may not include provisions that “reload” the Stock Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Stock Options awarded to Employees pursuant to this Plan, including the exercise price, the term of the Stock Options, the number of share subject to the Stock Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Employee Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over a specified strike price (which may be no less than the Fair Market Value of the Common Stock on the date of grant) as set forth in the applicable Award Agreement. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the date of grant. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the exercise price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years (including vesting ratably over such three years) from the date of grant, provided that (i) the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability or retirement, or upon a change in control, and (ii) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to

Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award granted as an Employee Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability or retirement, or upon a change in control. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, or that are Stock Options or SARs, shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or geographic regions of the Company, the Company as a whole, or, if desired by the Committee, by comparison to a peer group of companies, and may include one or more of the following: revenue, net income, stock price, market share, earnings per share, other earnings measures, return on equity, return on assets, costs, shareholder value, EBIT, EBITDA, funds from operations, cash flow, cash from operations, net cash flow, net cash flow before financing activities, other cash flow measures, total shareholder return, return on capital, return on invested capital, operating income, after-tax operating income, reserve additions, proceeds from dispositions, production volumes, reserve replacement measures, finding and development costs, total market value, petroleum reserve measures and safety and environmental performance measures. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) or the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Participant may be granted, during any calendar year, Awards consisting of Stock Options or Stock Appreciation Rights (including Stock Options and SARs that are granted as Performance Awards) that are exercisable for more than 500,000 shares of Common Stock;

(ii) no Participant may be granted, during any calendar year, Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 200,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above,

(iii) no Participant may be granted Employee Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the date of grant in excess of $5,000,000.

A Participant may be granted Awards in combination such that portions of the Award are subject to differing limitations set out in the clauses of this Paragraph 7(b), in which event each portion of the combination Award is subject only to a single appropriate limitation in clauses (i), (ii) or (iii). For example, if a Participant is granted a Performance Award that is in part a Stock Award and in part a Cash Award, then the Stock Award shall be subject only to the limitation in clause (ii) and the Cash Award shall be subject only to the limitation in clause (iii).

(c) Subject to Paragraph 7(d), the Committee shall have the sole responsibility and authority to determine the type or types of Consultant Awards to be made under this Plan and the terms, conditions and limitations applicable to such Awards.

(d) Stock Awards, other than those awards which are subject to specific grant limitations under the Plan, shall be in lieu of, and have a Fair Market Value on the date of grant equal to, other compensation that the Company would otherwise have awarded to the Participant.

8. Director Awards.

(a) The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Paragraph 8. Director Awards may consist of those listed in this Paragraph 8 and may be granted singly, in combination or in tandem. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

(i) Stock Options. An Director Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of (i) the Fair Market Value of the Common Stock on the date of grant and (ii) the par value of the Common Stock on the date of grant. A Stock Option granted as a Director Award may not be in the form of an Incentive Stock Option. The term of the Stock Option shall extend no more than 10 years after the date of grant. Stock Options may not include provisions that “reload” the Stock Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Stock Options awarded to Nonemployee Directors pursuant to this Plan, including the strike price, the term of the Stock Options, the number of share subject to the Stock Option (subject to Paragraph 8(b)) and the date or dates upon which they become exercisable, shall be determined by the Board.

(ii) Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to dividend equivalents, shall be determined by the Board.

(iii) Automatic Director Grants. Each individual who becomes a Nonemployee Director on or after the effective date of this Plan shall automatically be granted a Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Paragraph 15) on the date such person first becomes a Nonemployee Director. The exercise price per share of Common Stock that is subject to a Stock Option granted pursuant to this Paragraph 8(a)(iii) shall be the Fair Market Value of the Common Stock on the date of grant. Each Stock Option granted pursuant to this Paragraph 8(a)(iii) shall terminate and be of no force and effect with respect to any shares of Common Stock not purchased by the Participant upon the earliest to occur of the following: (a) the expiration of five years following the date upon which the Stock Option is granted; (b) the expiration of one year following the date upon which the Participant ceases to be a Nonemployee Director by reason of death, disability or mandatory retirement; or (c) the expiration of three months following the date on which the Participant ceases to be a Nonemployee Director for any reason other than death, disability or mandatory retirement. A Stock Option granted pursuant to this Paragraph 8(a)(iii) shall be exercisable, on a cumulative basis, with respect to 33 1/3% of the total number of shares of Common Stock initially subject to such Stock Option, on each of the first, second and third anniversaries of the date of grant, so that on such third anniversary such Stock Option is fully exerciseable.

(b) Except as otherwise provided in Paragraph 8(a)(iii) above, no Participant may be granted, during any calendar year, Director Awards consisting of Stock Awards or Stock Options covering or relating to more than 7,000 shares of Common Stock.

(c) At the discretion of the Board, Director Awards may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Director Awards.

9. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or the Board. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends, Earnings and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and dividend equivalents for deferred payment for Stock Awards.

(d) Substitution of Awards. Subject to Paragraphs 12 and 15, at the discretion of the Committee, a Participant who is an Employee or Consultant may be offered an election to substitute an Employee Award or Consultant Award for another Employee Award or Consultant Award or Employee Awards or Consultant Awards of the same or different type.

(e) Cash-out of Awards. At the discretion of the Committee, an Award that is a Stock Option or Stock Appreciation Right may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the exercise price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Consultants to tender Common Stock or other Employee Awards or Consultant Awards to exercise a Stock Option as it deems appropriate, provided that any Common Stock that is or was subject to an Award may be so tendered only if it has been held by the Participant for six months unless otherwise determined by the Committee. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of the shares issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 10.

An optionee desiring to pay the exercise price of a Stock Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Stock Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Stock Option for which the Stock Option (or portion thereof) is being exercised over the exercise price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Stock Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent and (ii) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary, without the approval of the Company’s stockholders, Stock Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Stock Option, except as expressly provided by the adjustment provisions of Paragraph 15.

13. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of an Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of an Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Paragraph 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the exercise price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Paragraph 4, (ii) the number of shares of Common Stock covered by Awards, (iii) the exercise price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

17. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any benefit under this Plan. Any liability or obligation of the Company to any Participant with respect to a an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

19. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

21. Effective Date and Term of Plan. The Plan will be submitted to the stockholders of the Company for approval at the 2004 annual meeting of the stockholders and, if approved, shall be effective as of the date of such approval. No Award shall be made under the Plan ten years or more after such approval. As of the date of stockholder approval of this Plan, no further awards shall be made under the Prior Plans, provided, however, that any and all outstanding awards granted under the Prior Plans shall continue to be outstanding and shall be subject to the appropriate terms of the Prior Plan under which such award was granted and as are in effect as of the date this Plan is effective.

CABOT OIL &	YOUR VOTE IS IMPORTANT
GAS	VOTE BY INTERNET / TELEPHONE
CORPORATION	24 HOURS A DAY, 7 DAYS A WEEK

	INTERNET			TELEPHONE			MAIL

https://www.proxyvotenow.com/cog				1-866-214-3765

•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

		Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.				☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS I, II AND III.									FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS:							3.	Approve the 2004 Incentive Plan.	☐	☐	☐

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐		3.	Ratification of the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for it’s 2004 fiscal year.	☐	☐	☐

Nominees: (01) Robert F. Bailey and (02) John G. L. Cabot.

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)							4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Exceptions*

								To change your address, please mark this box.		☐

								To include any comments, please mark this box.		☐

								S C A N L I N E

								Please date this proxy and sign your name exactly as it appears hereon. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

							Date	Share Owner sign here	Co-Owner sign here

CABOT OIL & GAS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 29, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 19, 2004, and appoints Lisa A. Machesney and Scott C. Schroeder, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned’s shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation’s corporate headquarters, First Floor Assembly Room, in Houston, Texas, at 8:30 a.m., local time, on April 29, 2004, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS I, II AND III, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM IV.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	☐
CABOT OIL & GAS CORPORATION P.O. BOX 11088 NEW YORK, N.Y. 10203-0088